As filed with the Securities and Exchange Commission on May 21, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WSFS FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2866913 (I.R.S. Employer Identification No.)

WSFS Bank Center
500 Delaware Avenue
Wilmington, Delaware, 19801
(302) 792-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WSFS Financial Corporation 2018 Incentive Plan
(Full title of the plan)

Rodger Levenson
Chairman, President and Chief Executive Officer
WSFS Bank Center
500 Delaware Avenue
Wilmington, Delaware, 19801
(302) 792-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank M. Conner III Christopher DeCresce Charlotte May Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,500,000	$52.88	$79,320,000	$8,653.81
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock, $0.01 par value per share, that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)    Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock, as reported on The Nasdaq Global Select Market on May 14, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by WSFS Financial Corporation (the “Company”) for the purpose of registering additional shares of its common stock, $0.01 par value per share (the “Common Stock”), under the WSFS Financial Corporation 2018 Incentive Plan (the “Incentive Plan”).

On February 25, 2021, the board of directors of the Company approved, subject to stockholder approval, an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,500,000 to 3,000,000, which amendment was approved by the shareholders of the Company on May 6, 2021. Of the 3,000,000 shares of Common Stock currently authorized under the Incentive Plan as a result of the amendment, 1,500,000 shares were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-230134), which was filed with the Securities and Exchange Commission (“SEC”) on March 7, 2019 (the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

c.Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

i.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

ii.The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

iii.The Company’s Current Reports on Form 8-K, filed with the SEC on March 10, 2021 (only with respect to information filed under items 1.01 and 8.01) and May 10, 2021 (other than those portions of the documents deemed to be furnished and not filed); and

iv.The description of Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on January 7, 1989, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of WSFS Financial Corporation, as amended (incorporated herein by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

3.2	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated herein by reference to Exhibit 3.1 of WSFS Financial Corporation’s current report on Form 8-K filed on November 21, 2014).
5.1*	Opinion of Covington and Burling LLP.
23.1*	Consent of Covington and Burling LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1
WSFS Financial Corporation 2018 Incentive Plan, as amended (incorporated herein by reference to the Appendix of WSFS Financial Corporation’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2021, File No. 001-35638).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware, on this 21st day of May, 2021.
WSFS FINANCIAL CORPORATION
By:    /s/ Rodger Levenson
    Rodger Levenson
    Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Rodger Levenson and Dominic C. Canuso, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign individually any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rodger Levenson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2021
Rodger Levenson

/s/ Dominic C. Canuso	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2021
Dominic C. Canuso

/s/ Eleuthère I. du Pont	Lead Director	May 21, 2021
Eleuthère I. du Pont

/s/ Anat Bird	Director	May 21, 2021
Anat Bird

/s/ Karen D. Buchholz	Director	May 21, 2021
Karen D. Buchholz

/s/ Francis B. Brake, Jr.	Director	May 21, 2021
Francis B. Brake, Jr.

/s/ Jennifer W. Davis	Director	May 21, 2021
Jennifer W. Davis

/s/ Michael J. Donahue	Director	May 21, 2021
Michael J. Donahue

/s/ Nancy J. Foster	Director	May 21, 2021
Nancy J. Foster

/s/ Christopher T. Gheysens	Director	May 21, 2021
Christopher T. Gheysens

/s/ David G. Turner	Director	May 21, 2021
David G. Turner

/s/ Mark A. Turner	Director	May 21, 2021
Mark A. Turner